SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DCB FINANCIAL CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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April 27, 2012

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of DCB Financial Corp at 3:00 p.m. on Thursday June 14, 2012. The meeting will be held at the Delaware County Bank and Trust Corporate Center, 110 Riverbend Avenue, Lewis Center, Ohio, 43035.

Along with the other members of the Board of Directors and Management, I look forward to greeting those shareholders who are able to attend in person.

Thank you for your continued loyalty and support during these challenging times in banking.

On behalf of the Board of Directors,

Ronald J. Seiffert

President and Chief Executive Officer

DCB Financial Corp • 110 Riverbend Avenue • Lewis Center, Ohio 43035

DCB FINANCIAL CORP

110 Riverbend Avenue

Lewis Center, Ohio 43035

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

June 14, 2012

TO THE SHAREHOLDERS OF DCB FINANCIAL CORP:

You are hereby notified that the annual meeting of the shareholders of DCB Financial Corp (the “Company”) will be held on June 14, 2012, at 3:00 P.M. local time at The Delaware County Bank and Trust Company Corporate Center at 110 Riverbend Avenue, Lewis Center, Ohio 43035 (the “Annual Meeting”), for the purpose of considering and acting upon the following:

1.	Election of Directors—To elect Class I directors to hold office until the expiration of their terms (3 years) expiring at the annual meeting in 2015, or until their successors shall be duly elected and qualified.

2.	Ratification of Independent Registered Public Accounting Firm—To ratify the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

3.	Other Business—To transact any other business, which may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

The Board of Directors recommends a vote “FOR” all of its nominees noted in the proxy statement.

The Board of Directors recommends a vote “FOR” the ratification of Plante & Moran, PLLC as the independent registered public accounting firm.

The Board of Directors has fixed April 20, 2012, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting (the “Record Date”). As of the Record Date, the Company had outstanding 3,717,385 common shares with no par value.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 14, 2012.

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each shareholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. On April 27, 2012, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record as of April 20, 2012, and we posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, shareholders may choose to access our proxy materials at www.proxyvote.com or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. If you previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

By order of the Board of Directors

Ronald J. Seiffert

President and Chief Executive Officer

Your vote is important. Even if you plan to attend the meeting, please vote your proxy electronically.

You still have the right to revoke the proxy and vote in person at the meeting if you so choose.

If you have any questions please contact the Corporate Secretary, DCB Financial Corp at 740.657.7810.

DCB FINANCIAL CORP

110 Riverbend Avenue

Lewis Center, Ohio 43035

(740) 657-7000

PROXY STATEMENT

General Information

This Proxy Statement is first being made available to shareholders on or about April 27, 2012 in connection with the annual meeting of the shareholders of DCB Financial Corp to be held on June 14, 2012, at 3:00 P.M. local time at the Delaware County Bank & Trust Company Corporate Center, 110 Riverbend Avenue, Lewis Center, Ohio, 43035 in accordance with the foregoing notice, (the “Annual Meeting”).

DCB Financial Corp is an Ohio corporation and a financial holding company under the Bank Holding Company Act. DCB Financial Corp is at times hereinafter referred to as the “Company.” The Company is the sole shareholder of The Delaware County Bank and Trust Company, an Ohio-chartered banking organization (the “Bank”).

This solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company bears the costs of such solicitation. In addition to the use of the mail and the Internet, members of the Board of Directors and certain officers and employees of the Company or its subsidiaries may solicit the return of proxies by telephone, facsimile, and other electronic media or through personal contact. Proxies may be returned through the internet, via telephone or by mail. The directors, officers and employees that participate in such solicitation will not receive additional compensation for such efforts, but will be reimbursed for out-of-pocket expenses by the Company.

Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Company prior to the exercise of the proxy, or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instruction, the proxy will be voted “FOR” the election of the director nominees listed in this Proxy Statement, “FOR” the ratification of Plante & Moran PLLC as the Company’s auditor for the 2012 fiscal year, and in the discretion of the proxy committee designated by the Board of Directors of the Company for any other business that properly comes before the meeting.

Voting Securities and Procedures

Only shareholders of record at the close of business on April 20, 2012 (the “Record Date”) will be eligible to attend and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, the Company had outstanding 3,717,385 common shares with no par value. Shareholders are entitled to one vote for each common share owned as of the Record Date. Shareholders do not have cumulative voting rights with respect to the election of directors.

The presence in person or by proxy of a majority of the outstanding common shares of the Company entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

The two nominees for director who receive the largest number of votes cast “For” will be elected as directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, are not counted and will have no impact on the outcome of the election for directors.

A majority of the votes cast on the proposal regarding the ratification of the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2012, must be cast “For” the ratification in order for the proposal to pass. As a result, abstentions will not have an effect on the proposal. The Company does not expect any broker non-votes on this proposal.

PROPOSAL 1—ELECTION OF DIRECTORS AND INFORMATION WITH RESPECT TO

DIRECTORS AND OFFICERS

At the Annual Meeting two (2) directors will be elected to a three-year term expiring at the annual meeting in 2015.

The Code of Regulations for the Company provides that the directors shall be divided into three classes, as nearly equal in number as possible. The number of current directors and year of term expiration for each class is as follows:

Class I	2 Directors	Term Expiring 2012
Class II	3 Directors	Term Expiring 2013
Class III	3 Directors	Term Expiring 2014

Currently there is a vacancy in Class I. The Board of Directors intends to fill this vacancy and is in the process of searching for qualified candidates. A director who is elected by the Board to fill this vacancy in Class I will serve until the term expires in 2015.

The Board has nominated the following individuals for election as Class I directors for terms expiring at the annual meeting in 2015. Each nominee is a Class I director of the Company whose term expires at the Annual Meeting. Information regarding these nominees is set forth below. Unless otherwise indicated, each person has held his or her principal occupation for more than five years. All of the directors of the Company are also directors of the Bank.

Nominations for Class I Directors

Name (Class)	Age	Director Since	Principal Occupation During the Past Five Years
Adam Stevenson (I)	71	2001	Mr. Stevenson is the retired Plant Manager of the Delaware Plant of PPG Industries, a multi-national company that specializes in coatings. Through his work experience, Mr. Stevenson has demonstrated excellent leadership and financial skills. He is the chair of the Company’s Nominating and Governance Committee and the Compensation Committee. He is a member of the Bank’s Loan and Compliance Committees. Mr. Stevenson’s particular expertise in the manufacturing field, management experience and professional relationships are valuable assets to the Board of Directors.

Mark Shipps (I)	64	2009	Mr. Shipps is the Special Assistant to the President of Ohio Wesleyan University. Prior to Ohio Wesleyan, Mr. Shipps was the President and founding member of the American Environmental Group, Ltd., a diversified environmental and energy services company. Mr. Shipps has served on the Board of Directors of the Strand Theatre and Cultural Arts Association and volunteered during the development of the Delaware City Schools Strategic Plan for Community Relations. The Board of Directors has benefited from Mr. Shipps’ expertise in leadership and small business.

While it is contemplated that all nominees will stand for election, and each nominee has confirmed this with the Company, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board. Under Ohio law and the Company’s Code of Regulations, the two nominees receiving the greatest number of votes will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL

OF THE ABOVE NOMINEES.

Class II and III Directors

The following table sets forth certain information with respect to the Class II and Class III Directors of DCB Financial Corp continuing their terms:

Name (Class)(2)	Age	Director Since	Principal Occupation During the Past Five Years
Bart E. Johnson (II)	46	2010	President and CEO of AgriCommunicators, Inc., a multi-channel communications firm specializing in the agricultural community. Mr. Johnson has expertise in marketing and expense control from his association with Argi Communicators. His background and association with the farm community provides a vital link between DCB Financial and its agricultural related customers.

Donald J. Wolf (II)	68	2003	Chairman of Wolf, Rogers, Dickey & Co., a Certified Public Accounting and business consulting firm. Mr. Wolf has expertise in accounting, tax and business management, which provides the Board with expertise in those areas. Mr. Wolf’s professional background allows the Board to designate him as its “financial expert” as required by the Board’s governance policies, and allows him to Chair the Company’s Audit Committee.

(Table continued on next page)

Edward Powers (II)	66	1984(1)	President, R.B. Powers Company, an awards manufacturing company. Mr. Powers has expertise in business management, expense control and revenue production, developed from his many years in providing oversight to the company. His involvement in the Delaware area community gives him strong insight into the communities in which the Company operates and provides a strong network of contacts.

Dr. Gerald L. Kremer (III)	53	2009	Family Physician, Delaware Smith Clinic. The Smith Clinic is a multi-specialty medical group of over 70 physicians. Dr. Kremer has practiced medicine in Delaware since 1990 and earned his medical degree from The Ohio State University College of Medicine. Through his medical practice, Dr. Kremer has demonstrated excellent communication, leadership and financial skills. He is a volunteer with St. Mary Catholic Church and serves as the Secretary/Treasurer of the Grady Memorial Hospital Medical Staff. He is a member of the Company’s Audit and Compensation Committees and the Bank’s Compliance Committee. His civic involvement and his professional relationships are valuable assets to the Board.

Vicki J. Lewis (III)	57	1997	Chair of the Board of Directors of the Company since 2010; Hospital President, Aurora Health Care; Previously, a Vice President, Ohio Health (Grady Memorial Hospital) from 1982 to 2010. Ms. Lewis has a wealth of experience in the leadership and operations of acute care hospitals and physician-owned practices. Her experience also includes training, coaching and development of medical staff leadership, compliance and policy formation through her decision-making, problem-solving and communication skills. Ms. Lewis serves on the Company’s Audit and Compensation Committees and the Bank’s Compliance and Loan Committees. She is a long-time resident of Delaware County. The Board has benefited from Ms. Lewis’s expertise in leadership, compensation and benefits.

Ronald J. Seiffert (III)	55	2011	President and CEO of the Bank and the Company since September 2011; Previously, the Interim President, Chief Financial Officer and Vice President of University Resources, Ohio Dominican University from 2005 until 2010. Prior to his service with the University, Mr. Seiffert held senior executive positions with several major Ohio-based banks and bank holding companies. Mr. Seiffert provides the Board with the benefit of 30 years of banking and leadership experience in every major line of banking.

(1)	Includes time served as a director of the Bank prior to the organization of the Company in 1997.
(2)	Each director is considered “independent” as that term is defined in NASDAQ Listing Rule 5605, excluding Ronald J. Seiffert, President and CEO.

The following table sets forth certain information with respect to the executive officers of the Company and certain executive officers of the Bank:

Name	Age	Officer Since	Principal Occupation During the Past Five Years
Ronald J. Seiffert	55	2011	President and CEO of the Bank and the Company since September 2011; previously, the Interim President, Chief Financial Officer and Vice President of University Resources, Ohio Dominican University from 2005 until 2010

Charles O. Moore	50	2012	Executive Vice President and Chief Risk Officer of the Bank; previously Deputy Director of the Ohio Department of Commerce and Deputy Superintendent of the Ohio Division of Financial Institutions from 2011 until 2012; President and Chief Executive Officer, US Bank – Dealers’ Financial Services from 2007 until 2008

Thomas R. Whitney	63	1996	Executive Vice President, Senior Trust Officer, General Counsel and Secretary of the Bank; Executive Vice President, General Counsel and Secretary of the Company; from June 2011 to September 2011, Interim President, CEO and director of the Company and the Bank.

David R. Achibald	60	2012	Senior Vice President, Marketing and Alternative Delivery Methods of the Bank; previously, Vice President, Ohio Dominican University from 2001 until 2011

Daniel M. Roberts	48	2012	Senior Vice President and Chief Credit Officer of the Bank; previously, Senior Lending Officer, Putnam County Bank from 2002 to 2012

John A. Ustaszewski	46	2001	Senior Vice President and Chief Financial Officer of the Company and the Bank

Barbara S. Walters	56	2003	Senior Vice President, Retail Banking of the Bank

John D. Wolf II	41	1993	Vice President, Marketing and Shareholder Relations of the Company and the Bank

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number and percentage of common shares owned by the directors, director nominees and executive officers of the Company as of the Record Date. Each of the persons named in the following table possesses sole voting and investment power, except as otherwise shown in the footnotes to the following table.

Name	Amount and Nature of Beneficial Ownership(1)		Percentage
Bart Johnson, Director	4,177	(2)	*
Dr. Gerald L. Kremer, Director	2,293		*
Vicki J. Lewis, Director	21,476	(3)	*
Edward Powers, Director	27,137		*
Ronald J. Seiffert, Director and Executive Officer(4)	49,558		1.33%
Mark Shipps, Director Nominee	2,555		*
Adam Stevenson, Director Nominee	7,242	(5)	*
Donald J. Wolf, Director	8,835	(6)	*
Charles O. Moore, Executive Officer	6,128		*
Daniel Roberts, Executive Officer	2,128		*
David J. Folkwein, Former Executive Officer(7)	5,326		*
John A. Ustaszewski, Executive Officer	16,353	(8)	*
Barbara Walters, Executive Officer	10,478		*
Thomas R. Whitney, Executive Officer(9)	30,148	(10)	*
All directors, nominees and executive officers as a group (14 in number)	193,834		5.16%

*Ownership	is less than 1%

(1)	Includes the following number of common shares that may be acquired upon the exercise of outstanding options: Mr. Johnson – 286; Dr. Kremer – 286; Ms. Lewis – 2,176; Mr. Powers – 2,176; Mr. Shipps – 286; Mr. Stevenson – 2,176; Mr. Wolf – 2,176; Mr. Folkwein – 5,326; Mr. Whitney – 9,469; Mr. Ustaszewski – 8,244; Ms. Walters – 8,561; and directors and executive officers as a group – 41,262.
(2)	Includes 537 shares owned by children.
(3)	Includes beneficial ownership of 15,700 shares owned by spouse.
(4)	Mr. Seiffert was appointed President and Chief Executive Officer on September 29, 2011. He did not hold a position with the Company prior to such appointment.
(5)	Includes 1,958 shares owned jointly with spouse.
(6)	Includes 570 shares owned by spouse.
(7)	Mr. Folkwein served as Interim President and Chief Executive Officer until his resignation, effective June 22, 2011.
(8)	Includes 246 shares owned jointly with spouse.
(9)	Mr. Whitney served as Interim President and Chief Executive Officer from June 22, 2011 until Mr. Seiffert was appointed on September 29, 2011. Mr. Whitney served and continues to serve as an executive officer of the Company before and after his service as Interim President and Chief Executive Officer.
(10)	Includes 1,652 shares owned by spouse.

As of the Record Date, we knew of no person who was the beneficial owner of more than 5% of our outstanding common shares, except as follows:

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percent of Class
Wellington Management Company, LLP (1)	187,292	5.04%
280 Congress Street, Boston, MA 02210

(1)	This information is based on a Schedule 13-G/A filed by Wellington Management on February 14, 2012. Wellington Management has shared power to vote and dispose of all of the shares it is deemed to beneficially own. Wellington Management holds the shares in the ordinary course of business.

BOARD OF DIRECTORS AND SELECTED COMMITTEES

The Board of Directors conducts its business through meetings of the Board and through its committees. The Board of Directors of the Company has appointed and maintains an Audit Committee, Compensation Committee and Nominating and Governance Committee, among other committees.

DCB Financial Corp has developed an executive structure which provides both independence from the management of the business and the ability to monitor the risks of the Corporation through the Board’s oversight function.

The Board of DCB Financial Corp is made up of seven independent directors and one inside director. The chairman of the board and the principal executive officer positions are held by two separate individuals. The chairmanship is occupied by an independent director, which allows for oversight of the principal executive officer and creates a separation between management and board functions. The Chairman monitors the strategies, risks and progress towards the goals of the Company through regular board meetings, which are also attended by Management. Additionally, the Chairman manages the board committees through ongoing committee reporting at Board of Directors meetings and through interaction with the committee chairs.

There are six board committees that have been developed to oversee the various functions of the Company. This allows for additional detailed oversight and the ability to more closely monitor the risks of the Company. Each board committee is chaired by an independent director and consists of only dependent and independent directors. There are six board committees: Audit Committee; Nominating and Governance Committee; Compensation Committee; Director’s Loan Committee; Trust Committee, and a Compliance Committee. Each of these committees is charged with ensuring that Management is fulfilling the expectations of the board, managing its business risks and making adequate progress towards achieving the Company’s business strategies and goals.

The structure developed by the board supports the board’s risk management oversight by allowing for direct interaction with Management on a variety of levels. Typically, senior officers meet with the entire board at each regular board meeting to provide direct reporting on their specific responsibilities. Senior and mid-level officers also meet directly with board committees on a regular basis to discuss more specific details of the bank’s operations such as lending, audit and compliance.

Three key risks within banking consist of credit risk, internal controls management risk and regulatory compliance risk. The board closely monitors these risks through the Director’s Loan Committee (“DLC”) and the Audit Committee. The Chief Credit Officer meets with the DLC on a regular basis to discuss both credit trends, and individual credit issues and provides recommendations to the committee on ways to reduce the overall credit risk structure of the Company. The Chief Financial Officer is the corporate liaison to the Audit Committee which provides an open venue to discuss internal controls, regulatory reporting and other business risks with the Audit Committee. Additionally, the Company’s Compliance Officer also reports directly to the Audit Committee regarding compliance with rules and regulations specific to the banking industry.

Audit Committee

The Audit Committee, established in accordance with 15 U.S.C. 78c(a)(58)(A), selects and engages the Company’s independent auditors. The Audit Committee reviews with the Company’s independent auditors, the audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Company’s internal auditing procedures; consults with the independent auditors and management with regard to the Company’s accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent auditors; reviews the independence of the independent auditors, and reviews the range of the independent auditors’ audit and non-audit fees. The Audit Committee also has been charged with the enforcement of the Code of Ethics and Business Conduct adopted by the Company’s Board of Directors, as discussed below. The Board of Directors has adopted a written charter for the Audit Committee, which may be found on the Company’s website at www.dcbfinancialcorp.com. The Audit Committee is comprised of Ms. Lewis and Messrs. Wolf (Chair), Powers and Kremer. The Audit Committee met four times during 2011. The Board of Directors has determined that Donald J. Wolf, a certified public accountant and one of the members of the Audit Committee, is an “Audit Committee financial expert” as defined under the regulations of the Securities and Exchange Commission. Mr. Wolf and all of the other members of the Audit Committee have been determined by the Board of Directors to be “independent” under the listing standards adopted by the NASDAQ Stock Market.

Compensation Committee

The Compensation Committee is responsible for overseeing the administration of the Company’s employee benefit plans, establishing the compensation of the Chief Executive Officer, approving senior management’s compensation, reviewing the compensation of all other officers, reviewing the criteria that forms the basis for management’s officer and employee compensation recommendations, and reviewing management’s recommendations in this regard and evaluating and establishing directors’ compensation. The Board of Directors has adopted a written charter for the Compensation Committee, which may be found on the Company’s website at www.dcbfinancialcorp.com. The Compensation Committee is comprised of Mr. Stevenson (Chair) and Messrs. Wolf and Kremer and Ms. Lewis. Mr. Seiffert is an ex officio member. All members of the Compensation Committee are independent under NASDAQ listing standards. The Compensation Committee met two times during 2011.

Nominating and Governance Committee

The Company’s Nominating and Governance Committee is responsible for making recommendations to the Board of nominees for election to the Board of Directors and, from time to time, making appointments to fill vacancies created prior to the expiration of a director’s term. Though there is no charter, the Board of Directors has adopted written guidelines for the Nominating and Governance Committee. The Nominating and Governance Committee will consider nominees recommended by shareholders. The procedure for nominating an individual as a director is set forth below under the heading “Nominations for Members of the Board of Directors.” Though the Nominating Committee has no specific requirement regarding the diversity of its board members, the committee evaluates all directors on the basis of their depth and breadth of business and civic experience in leadership positions, their ties to DCB’s involvement and the participation skills or expertise that would enhance the overall composition of the board. The Nominating and Governance Committee is comprised of Ms. Lewis and Messrs. Stevenson (Chair) and Powers. Mr. Seiffert is an ex officio member. The Committee also is responsible for overseeing the Company’s corporate governance policies and procedures, as detailed below. The Nominating and Governance Committee met one time during 2012.

CORPORATE GOVERNANCE

Although the corporate governance requirements set forth in the NASDAQ listing standards are not applicable to the Company because it is not listed on NASDAQ, the Company has elected to implement certain of the corporate governance practices required of NASDAQ-listed companies to encourage appropriate conduct among its directors, officers and employees and to assure that the Company operates in an ethical manner.

The Board of Directors has established Corporate Governance Guidelines for the Company. A copy of the Company’s Corporate Governance Guidelines appears on the Company’s website at ww.dcbfinancialcorp.com. Although not required, a majority of the directors of the Company are currently independent, as defined by NASDAQ listing standards.

The Board of Directors has adopted a Code of Ethics and Business Conduct which appears on the Company’s website at www.dcbfinancialcorp.com. In addition, a copy of the Code of Ethics and Business Conduct is available to any shareholder free of charge upon request. Shareholders desiring a copy of the Code of Ethics and Business Conduct should address written requests to Thomas R. Whitney, Secretary of the Board of Directors of the Company, at the Company’s offices, 110 Riverbend Avenue, Lewis Center, Ohio 43035.

The Board of Directors of the Company generally meets monthly for its regularly scheduled meetings, and upon call for special meetings. During 2011, the Board of Directors of the Company met twelve (12) times for regular board meetings, and met three (3) times for special planning meetings. All directors of the Company attended at least 75 percent of the Board and Committee Meetings that were scheduled during 2011.

AUDIT COMMITTEE REPORT

The Audit Committee of DCB Financial Corp is comprised of four directors, each of whom is “independent” as that term is defined in NASDAQ Listing Rule 5605(a)(2). The Audit Committee operates under a written charter adopted by the Board of Directors and recommends to the Board of Directors the selection of the Company’s independent accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee the process.

In this context, the Audit Committee has met and held discussions with management and the independent accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accounting firm. The Audit Committee discussed with the independent accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accounting firm also provided to the Audit Committee the letter and written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the firm’s independence with the accounting firm. The Audit Committee has considered whether the provision of non-audit services by the independent accounting firm to the Company and its subsidiaries is compatible with maintaining the independence of the independent accounting firm.

Based upon the Audit Committee’s discussion with management and the independent accounting firm and the Audit Committee’s review of the representations of management and the report of the independent accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission. Members of this committee are as follows:

Donald J. Wolf, Chairman

Edward Powers

Vicki J. Lewis

Gerald Kremer

NOMINATIONS FOR MEMBERS OF THE BOARD OF DIRECTORS

The Nominating and Governance Committee of the Board of Directors recommends director candidates to the Board of Directors for nomination in accordance with the Company’s Code of Regulations. The Committee will investigate and assess the background and skills of potential candidates. The Nominating and Governance Committee is empowered to engage a third party search firm to assist it in identifying candidates, but the Committee currently believes that the existing directors and executive management of the Company and its subsidiaries have sufficient networks of business contacts to identify candidates in most instances. Upon identifying a candidate for serious consideration, one or more members of the Nominating and Governance Committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Nominating and Governance Committee members (individually or as a group), meet the Company’s Chief Executive Officer and other executive officers and ultimately meet many of the other directors. The Nominating and Governance Committee would elicit feedback from all persons who met the candidate and then determine whether or not to recommend the candidate to the Board of Directors for nomination.

The Company’s Corporate Governance Guidelines and Code of Ethics and Business Conduct set forth the following criteria for directors: independence (a majority of the directors must be independent); honesty and integrity; willingness to devote sufficient time to fulfilling duties as a director; particular experience, skills or expertise relevant to the Company’s business; depth and breadth of business and civic experience in leadership positions; ties to the Company’s geographic markets. The Company’s Corporate Governance Guidelines provide that shareholders may propose nominees by submitting the names and qualifications of such persons to the Chairman of the Nominating and Governance Committee. Submissions are to be addressed to the Chairman of the Nominating and Governance Committee at the Company’s executive offices, which submissions will then be forwarded to the Chairman. The Nominating and Governance Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The submission must be made no later than 90 days prior to the Annual Meeting for consideration in regard to the next annual meeting of shareholders. The Nominating and Governance Committee is not obligated to recommend to the Board, nor is the Board obligated to nominate, any such individual for election.

The Nominating and Governance Committee did not hire any director search firm in 2011 and, accordingly, has paid no fees to any such company. As indicated above, however, the Nominating and Governance Committee may do so in the future if deemed appropriate.

While the Company has no specific policy requiring attendance at the annual meeting of shareholders by directors, such attendance is expected. At the 2011 annual meeting, all eight directors attended.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The Compensation Committee has developed a compensation philosophy that it believes best supports the Company’s strategies and goals consistent with safe and sound operations and does not incent inappropriate or excessive risk. Ultimately, the goal of the compensation program is to align the executive officers’ financial interest with those of the shareholders in order to create shareholder value through the execution of our long-term strategies consistent with the foregoing philosophy.

The objectives of the Company’s executive compensation program are to:

•	Support the achievement of desired goals of the Company.

•	Provide compensation that will attract and retain superior talent and reward performance.

•

Align the executive officers’ interests with those of shareholders by placing a significant portion of pay at risk, with payout dependent upon corporate performance, both on a short-term and long-term basis

•	Provide a flexible compensation program that appropriately reflects and rewards under changing business conditions and priorities consistent with the stated philosophy.

The executive compensation program goal is to provide an overall level of compensation opportunity that is competitive within the banking industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term performance of the Company. The Compensation Committee also uses its discretion to set executive compensation based upon individual performance and the ability to influence Company performance.

Compensation Process

The Compensation Committee develops and administers the compensation programs based on the company’s strategies and financial goals developed during the strategic planning and budgeting process. The salaries and other forms of compensation are based upon the Bank’s review of compensation levels for management performing similar functions at other banking companies of similar size and operations. The Committee also analyzes the risks associated with various compensation and incentive plans and evaluates those risks in terms of overall strategic goals and expected results.

The performance of the Company for the purpose of determining the annual bonuses to be paid to the executive officers, including the Chief Executive Officer, is generally based on earnings per share, the efficiency ratio (net interest income plus non-interest income divided by non-interest expense), analysis of credit quality, net interest margin, and rates of return.

Executive Officer Compensation Program

The Company’s executive officer compensation program is comprised of base salary, annual incentive compensation, and long-term incentive compensation in the form of stock options, a deferred compensation program and various benefits. The make-up of these forms of compensation is based on third-party surveys and analysis, as well as comparison to banking institutions of similar size and complexity of operation. The Executive Officer Compensation Program is evaluated by the Committee to determine the appropriateness of the various components of the program in relation to the total compensation.

In respect to the limits on deductibility for federal income tax purposes of compensation paid an executive officer in excess of $1 million, the Company intends to strive to structure components of its executive compensation to achieve maximum deductibility, while at the same time considering the goals of its executive compensation philosophy.

Base Salary

Base salary levels for the Company’s executive officers are set relative to companies in the banking industry of similar size and complexity of operations, as described above. In determining base salaries, the Compensation Committee also takes into account individual experience and performance, Company performance, and specific issues particular to the Company.

Annual Incentive Compensation

The purpose of the Company’s annual incentive compensation program is to provide direct financial incentives in the form of an annual cash bonus and Company shares to executives who achieve the Company’s annual goals. The Compensation Committee recommended, and the Board of Directors selected, earnings per share, the efficiency ratio, credit quality, the net interest margin, and return on equity of the Company as the measurements of the Company’s performance, with a threshold goal set for each performance measure for determining bonus opportunities for executive officers. Company performance exceeding the threshold produces a ratable increase in the bonus amount based upon that particular performance measure. Individual goals are also established for each executive officer; however, each executive officer’s bonus opportunity is determined by weighting individual and company goals. The amount distributed to each participant is based on his or her base salary and is weighted to reflect each participant’s ability to affect the performance of the Company. Incentive compensation plans are analyzed to assure consistency with the Compensation Committee’s underlying compensation philosophy.

Long-Term Incentives

Stock options awarded under the Company’s 2004 Long-Term Stock Incentive Plan constitute the Company’s long-term incentive plan for executive officers. The objectives of the stock option awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term ownership position in the Company’s common shares.

The 2004 Long-Term Stock Incentive Plan authorizes a committee of outside directors to award stock options and other share compensation to key executives.

Deferred Compensation Plan

Under the terms of the Company’s Deferred Compensation Plan, executive officers and other senior managers selected by the Compensation Committee of the Board of Directors may elect to defer the receipt of up to 80% of base salary and 100% of annual bonus amounts. The Deferred Compensation Plan also provides that the Board of Directors may contribute annually an additional amount to the participant’s deferral account, targeted at up to 10% of the participant’s base salary, but which may be greater or less than the targeted 10%, at the Board’s discretion.

Benefits

The Company provides medical and other employee benefits to its executive officers. These benefits are generally available to all full time employees of the Company, and are provided at similar cost structures.

Summary Compensation Table

The following table sets forth the annual and long-term compensation for those persons who served as the Company’s Chief Executive Officer and the two other highest paid executive officers during 2011.

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Stock Awards ($)		Option Awards(2) ($)	All Other Compensation(3)(4) ($)	Total ($)
Ronald J. Seiffert(5)	2011	$53,654		—	$34,998	(9)	—	$24,300	$112,952
President and CEO

David Folkwein(6)	2011	$95,833	(7)	—	—		—	$9,986	$105,819
Interim President and CEO	2010	$187,674		—	—		$3,943	$28,668	$220,285
	2009	$163,184		$10,000	—		$2,040	$24,110	$199,334

Thomas R. Whitney(8)	2011	$174,037		$10,000	—		—	$22,574	$206,611
Executive Vice President,	2010	$143,880		$10,000	—		$2,957	$17,434	$174,271
General Counsel; Interim	2009	$133,110		—	—		$1,664	$15,548	$150,322
President and CEO

John A. Ustaszewski	2011	$144,375		$10,000	—		—	$18,001	$172,376
Senior Vice President,	2010	$131,250		—	—		$2,588	$13,457	$147,295
Chief Financial Officer	2009	$125,000		$7,500	—		$1,562	$12,812	$146,874

Barbara S. Walters	2011	$133,120		$6,000	—		—	$15,006	$154,126
Senior Vice President	2010	$135,225		—	—		$2,665	$14,730	$152,620
	2009	$130,000		$5,000	—		$1,625	$13,754	$150,379

(Footnotes on next page)

(1)	Bonus amounts paid to Mr. Whitney, Mr. Ustaszewski and Ms. Walters in 2011 were retention bonuses unrelated to the Company’s performance.
(2)	The Company accounts for its stock option plan in accordance with Statement of Financial Accounting Standards (SFAS) No. 123R. The fair value of each option was estimated on the date of grant using the modified Black-Scholes options pricing model.
(3)	The amounts shown in this column for the most recently completed fiscal year were derived from the following: (a) contributions by the Company to the executive’s deferral account under the Company’s Deferred Compensation Plan, including Deferred interest: Mr. Seiffert, $22,500; Mr. Ustaszewski, $17,500; Mr. Whitney, $20,000; and Ms. Walters $13,520; and (b) the economic benefit of life insurance coverage provided for the executive officers: Mr. Folkwein, $621; Mr. Ustaszewski, $501; Mr. Whitney, $2,574; and Ms. Walters, $1,486.
(4)	Includes $3,965 for Mr. Folkwein provided in the form of membership and use of private golf facilities and includes $1,800 for Mr. Seiffert’s auto reimbursements.
(5)	Mr. Seiffert was appointed President and Chief Executive Officer on September 29, 2011. He did not hold a position with the Company prior to such appointment.
(6)	Mr. Folkwein served as Interim President, Chief Executive Officer and director until his resignation effective June 22, 2011.
(7)	Includes $5,400 Mr. Folkwein earned as director fees for 2011.
(8)	Mr. Whitney served as Interim President, Chief Executive Officer and director from June 22, 2011 until Mr. Seiffert was appointed on September 29, 2011. Mr. Whitney served and continues to serve as an executive officer of the Company before and after his service as Interim President and Chief Executive Officer. The compensation of Mr. Whitney disclosed in this table relates to compensation he received in connection with all of the positions in which he served the Company in 2011.
(9)	Pursuant to Mr. Seiffert’s employment agreement the Bank purchased on the open market on November 14, 2011, 7,301 shares for Mr. Seiffert’s benefit. The shares vest over a five-year period in equal installments. In addition, again pursuant to Mr. Seiffert’s employment agreement the Bank purchased on November 29, 2011, on the open market and holds for Mr. Seiffert’s benefit with a five-year vesting period 5,454 shares that were a match to purchases made by Mr. Seiffert.

Employment Agreements

On September 29, 2011, Mr. Seiffert entered into an employment agreement with the Company and the Bank for a period ending December 31, 2013. The parties may renew the agreement for additional three-year terms. The agreement provides a base salary of $225,000, with incentive opportunities of up to $200,000 based on goals defined by the Board of Directors. The incentive would be paid 50% in cash and 50% in options awarded under the Company’s 2004 Long-term Stock Incentive Plan and having a five-year vesting schedule. Mr. Seiffert is eligible to participate in benefit plans provided by the Company and the Bank. Mr. Seiffert was awarded restricted shares with a value of $20,000 as a signing bonus. The agreement also provides for a car lease allowance of $600 per month and a golf club membership. The agreement also entitles Mr. Seiffert to matching share awards, with a value of up to $15,000 per year, if Mr. Seiffert purchases shares of the Company.

The Company may terminate Mr. Seiffert’s employment at any time, with or without cause, and with or without notice. If Mr. Seiffert’s employment is terminated for “just cause” (as defined in the agreement), Mr. Seiffert will have no right to payment for any period after termination and any stock options not yet vested will be forfeited. Similarly, if Mr. Seiffert resigns or retires for any reason other than in connection with a merger or acquisition of the Bank or a similar transaction, Mr. Seiffert will have no right to payment for any period after termination and unvested options will be forfeited unless the Bank decides otherwise. If the Bank terminates Mr. Seiffert’s employment other than for just cause and not in connection with a merger or acquisition or upon Mr. Seiffert’s death, disability, resignation or retirement, Mr. Seiffert will be entitled to be paid an amount equal to his average annual total base salary for the previous two calendar years, reduced by the amount of compensation he receives from another source for services rendered during that year following termination. All post-termination payments are subject to applicable limitations of certain regulations under the Internal Revenue Code and banking regulations that prohibit severance payments under certain special regulatory circumstances. The agreement also contains a non-compete provision for one year following termination of employment.

The Company, the Bank and Mr. Seiffert also entered into a special incentive agreement which provides for the payment of an additional incentive bonus to Mr. Seiffert equivalent to one year base salary in the event that the regulatory agreements between the Company, the Bank, the Ohio Division of Financial Institutions and the FDIC are terminated during the term of his employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The Compensation Committee attempts to align the financial interests of executive officers with those of the shareholders by providing a long-term incentive plan in the form of option and restricted share grants. The goals of the program are to create shareholder value through the long-term execution of sound banking strategies that allow for profitable growth.

	Option Awards(1)				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
David J. Folkwein(2)	1,980	1,320	$14.15	8/19/2018	—	—
	1,088	1,632	$9.00	6/17/2019
	1,714	6,857	$3.50	12/21/2020

Ronald J. Seiffert(3)	—	—	$—		7,301	$20,443

Thomas R. Whitney(4)	981	—	$23.40	6/23/2014	—	—
	1,163	—	$25.40	6/15/2015
	1,202	—	$30.70	6/21/2016
	1,322	331	$23.00	6/19/2017
	1,389	927	$16.90	2/19/2018
	887	1,332	$9.00	6/17/2019
	1,285	5,144	$3.50	12/21/2020

John A. Ustaszewski	800	—	$23.40	6/23/2014	—	—
	958	—	$25.40	6/15/2015
	1,046	—	$30.70	6/21/2016
	1,149	288	$23.00	6/19/2017
	1,221	814	$16.90	2/19/2018
	833	1,250	$9.00	6/17/2019
	1,125	4,500	$3.50	12/21/2020

Barbara S. Walters	828	—	$23.40	6/23/2014	—	—
	984	—	$25.40	6/15/2015
	1,075	—	$30.70	6/21/2016
	1,200	300	$23.00	6/19/2017
	1,286	858	$16.90	2/19/2018
	866	1,301	$9.00	6/17/2019
	1,158	4,636	$3.50	12/21/2020

(Footnotes on next page)

(1)	Options are incentive stock options, granted under the plan, which generally vest ratably over a 5-year period. Options have an exercise price equal to the fair market value of the underlying shares on the date of grant. The terms of the Company’s 2004 Long-Term Stock Incentive Plan provide that all options become exercisable in full in the event of a change in control as defined in the Long-Term Stock Incentive Plan.
(2)	Mr. Folkwein served as Interim President and Chief Executive Officer until his resignation effective June 22, 2011.
(3)	Mr. Seiffert was appointed President and Chief Executive Officer on September 29, 2011. He did not hold a position with the Company prior to such appointment. The restricted share awards were made pursuant to Mr. Seiffert’s employment agreement, as discussed in Note 9 to the Summary Compensation Table. The 7,301 shares vest over five years on November 14 of each of 2012, 2013, 2014, 2015 and 2016. The 5,454 shares vested upon grant.
(4)	Mr. Whitney served as Interim President and Chief Executive Officer from June 22, 2011 until Mr. Seiffert was appointed on September 29, 2011. Mr. Whitney served and continues to serve as an executive officer of the Company before and after his service as Interim President and Chief Executive Officer.

Non-Qualified Deferred Compensation

In 2004, the Company established The Delaware County Bank and Trust Company Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), which replaced The Delaware County Bank & Trust Company Supplemental Executive Retirement Plan. Under the terms of the Deferred Compensation Plan, executive officers and other senior managers selected by the Compensation Committee of the Board of Directors may elect to defer the receipt of up to 80% of base salary and 100% of annual bonus amounts. The Deferred Compensation Plan also provides that the Board of Directors may contribute annually an additional amount to the participant’s deferral account, targeted at up to 10% of the participant’s base salary, but which may be more or less in the Board’s discretion. For 2011, the Board of Directors elected to have the Company contribute 10% of each named executive officer’s base salary to his or her deferral account established under the Deferred Compensation Plan. Interest is earned on balances based on market rates for one-year time deposits. The contributions by the registrant column are previously reflected in the Summary Compensation Table. The following chart is not representative of individual contributions.

Amounts deferred by the participant vest immediately. Contributions made by the Company to the participant’s deferral account vest based on the participant’s years of service with the Company with 75% vested after 5 years of service, 80% vested after 6 years of service, 85% vested after 7 years of service, 90% vested after 8 years of service, 95% vested after 9 years of service and 100% vested after 10 years of service. All Company contributions vest for each participant employed by the Company at age 62, regardless of the vesting schedule. Interest is credited annually to each participant’s account, computed at the Company’s one-year certificate of deposit rate in effect on January 1st every year and paid on the balance of the participant’s deferred account at the end of the year.

Each participant is entitled to withdraw the balance of his or her account upon retirement after reaching age 62. Upon termination of employment prior to age 62 for any reason other than termination for “Cause”, or involuntary termination following a change in control of the Company, the participant is entitled to withdraw the vested portion of his or her deferral account. Upon termination of employment due to the participant’s disability, the participant is entitled to withdraw the vested portion of his or her deferral account. Upon termination of employment because of death, the participant’s beneficiary is entitled to withdraw the vested portion of the participant’s deferral account. Upon “involuntary” termination within 12 months following a change in control of the Company, including a reduction in base salary or material reduction in benefits, the participant may withdraw the balance of his or her deferral account, providing that to the extent any benefit would create an excise tax under the excess parachute rules of Section 280G of the Internal Revenue, the benefit paid under the Deferred Compensation Plan will be reduced so as not to be an “excess parachute payment” as defined by Section 280G. Upon “Termination for Cause” as defined in the Plan, the participant will not be entitled to withdraw any amount in excess of the participant’s deferrals.

Participants may elect to make withdrawals from their deferral accounts in either a lump sum or in equal monthly installments over a period not to exceed 10 years. If a participant dies while employed by the Company, the participant’s beneficiary receives a lump sum payment of the participant’s vested deferred account within 30 days of the participant’s death.

Amounts in participant deferral accounts are unsecured obligation of the Company. The Company may amend or terminate the Deferred Compensation Plan at any time at the discretion of the Board of Directors. No amendment may decrease the value of any participant’s vested deferral account balance. Upon termination of the Deferred Compensation Plan, all vested deferred account balances will be paid in a lump sum distribution regardless of any contrary participant election.

Severance and Change of Control Payments

In the event an involuntary termination results from a change in ownership, a severance policy has been established by the Board of Directors to provide a financial bridge while affected executive officers reporting directly to the President/CEO and all First Vice Presidents seek other employment. Currently, all of the named executive officers qualify for such payments.

If the Company merges with, is acquired by, or sells substantially all of its assets to an entity not affiliated with the DCB Financial Corp, or an entity created for the express purpose of facilitating such a transaction and the successor entity, during a period of one (1) year following the closing date of such merger, acquisition, or sale, does any of the following: i) reduces an eligible employee’s base salary which was in effect on the closing date; ii) substantially reduces benefits to be provided to an eligible employee in effect on the closing date; or iii) assigns an eligible employee to a position that requires an eligible employee to move his/her home, the affected eligible employee may voluntarily terminate and, upon return of all Company property and the execution of a release in a form acceptable to the Company of all claims against the Company and related parties, be eligible for the severance provided for herein.

Severance will be based on the eligible employee’s base monthly salary, not including bonuses or incentives, at the time of termination. The eligible employee will receive up to one year of severance benefit.

2004 Long-Term Stock Incentive Plan

In 2004, the Company and its shareholders adopted the 2004 Long-Term Stock Incentive Plan (the “Incentive Plan” herein). A total of 300,000 shares have been reserved for issuance under the Incentive Plan. The Incentive Plan provides for the award of stock options, shares or restricted shares and performance awards consisting of shares, cash or a combination of shares and cash to any director, officer, or employee designated by the Compensation Committee of the Board of Directors, which administers the Incentive Plan. The Committee’s authority includes the power to (a) determine who will receive awards under the Incentive Plan, (b) establish the terms and conditions of awards and the schedule on which options become exercisable (or other awards vest), subject to the terms of the Incentive Plan, (c) determine the amount and form of awards, (d) interpret the Incentive Plan and terms of awards, and (e) adopt rules for administration of the Incentive Plan.

Stock options awarded under the Incentive Plan have terms of up to 10 years and may be “incentive” or nonqualified stock options, meaning stock options that do not qualify under Section 422 of the Internal Revenue Code for the special tax treatment available for qualified, or “incentive,” stock options. Nonqualified stock options may be granted to any eligible Incentive Plan participant, but incentive stock options may be granted solely to employees of the Company or its subsidiaries. The exercise price of stock options may not be less than the fair market value of the Company’s common shares on the date of grant.

An option may only be exercised while the optionee is employed by the Company or a subsidiary or within 30 days after cessation of the optionee’s employment if the reason for cessation of employment is other than disability, retirement, death or termination for gross misconduct. In the case of disability or normal retirement, an option may be exercised to the extent it was exercisable on the date the optionee ceased to be employed by the Company for the lesser of three years after termination of employment or the remaining term of the option (such three-year period is reduced to a one-year period in the case of early retirement or death). In the case of termination for gross misconduct, the option may not be exercised after termination of employment. In the event of a change of control of the Company (as defined in the Plan), any option that is not then exercisable automatically becomes exercisable.

Director Compensation

In 2011, directors were paid in accordance with the following fee schedule:

2011	Monthly Retainer	Board Meeting	Governance Committee	Trust Committee	Loan Committee	Audit Committee	Compensation Committee
Chair	$525	$300	$100	$100	—	$200	$200
Director	$375	$300	$75	$75	$150	$150	$150

The following table shows the compensation paid to our non-employee directors for 2011. Director compensation paid to Messrs. Folkwein, Seiffert and Whitney is included in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Bart Johnson	$6,075	$5,624	$11,699
Dr. Gerald Kremer	$4,500	$4,201	$8,701
Vicki J. Lewis	$6,450	$6,375	$12,825
Edward A. Powers	$7,350	$6,851	$14,201
Mark H. Shipps	$5,925	$4,949	$10,874
Adam Stevenson	$5,925	$5,399	$11,324
Donald J. Wolf	$5,050	$4,900	$9,950

(1)	Pursuant to a plan adopted by the Compensation Committee and the Board, 100% of each director’s fees is paid in shares of Company stock at the completion of each fiscal quarter. That portion of the retainer is paid to a broker who uses the funds to purchase shares on the open market on behalf of the directors at the market price on the first business day following the end of each fiscal quarter. The shares are fully vested upon purchase. The directors do not have any outstanding unvested stock awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR

INDEPENDENCE

Some of the directors and executive officers of the Company, as well as companies with which they are associated and immediate family members, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank’s business and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of management of the Company and the Bank, all loans and commitments to lend included in such transactions since January 1, 2010, were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons not related to the Bank and did not involve more than a normal risk of collectability or present other unfavorable features.

The Board of Directors has considered such transactions in determining that the directors with such transactions, other than Mr. Seiffert, are independent.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and more than ten percent shareholders (“Insiders”) to file with the Securities and Exchange Commission and the Company reports of their ownership of the Company’s securities. Based upon written representations and copies of reports furnished to the Company by Insiders, all Section 16 reporting requirements applicable to Insiders during 2011 were satisfied on a timely basis, except Mr. Seiffert filed one late Form 4 on November 28, 2011 that included three late transactions, and each of Messrs. Johnson, Kremer, Powers, Shipps, Stevenson, D. Wolf, Folkwein, Kirtley, Ustaszewski, Stanfill, Whitney and J. Wolf, Ms. Walters, and Ms. Lewis filed a late Form 4 on February 16, 2011 reporting one late transaction.

PROPOSAL 2 – RATIFICATION OF PLANTE & MORAN, PLLC AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING

DECEMBER 31, 2012.

The Audit Committee of the Board has appointed Plante & Moran PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Services provided to the Company and its subsidiaries by Plante & Moran PLLC in fiscal 2011 are described below.

The Board of Directors is asking our shareholders to ratify the selection of Plante & Moran PLLC as our independent registered public accounting firm. Although ratification is not required by our Code of Regulations or otherwise, the Board is submitting the selection of Plante & Moran PLLC to our shareholders for ratification as a matter of good corporate practice.

The Audit Committee of the Board of Directors of the Company engaged the services of Plante & Moran, PLLC as its independent auditors beginning in 2010. Plante & Moran, PLLC is engaged to provide independent audit services for the Company and to provide certain non-audit services including advice on accounting, tax, and reporting matters. Representatives of Plante & Moran, PLLC will be in attendance at the Annual Meeting of Shareholders, and such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

During 2010, the Audit Committee recommended to the Board of Directors the dismissal of the previous external auditor, which was approved by the Board on October 8, 2010. There were no disagreements with the prior auditor, nor did the prior two year’s statements contain any adverse opinion or disclaimer of opinion with respect to the Company’s financial statements.

Information Regarding Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2011 and December 31, 2010 by the Company’s principal accounting firm:

	December 31, 2011	December 31, 2010
Audit Fees(1)	$180,000	$242,934
Audit-Related Fees	$0	$0
Tax Fees(2)	$15,000	$23,635
All Other Fees(3)	$10,750	$64,178

Total Fees	$205,750	$330,747
(1)	Includes fees for contracted external audit engagements.
(2)	Includes fees for services related to tax compliance and tax planning.
(3)	Includes fees for SAS70, 401(k) audits and internal audit procedures.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below.

The Audit Committee establishes general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided pursuant to these exceptions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF

THE SELECTION OF PLANTE & MORAN PLLC AS THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING AND DIRECTOR

NOMINATIONS

Shareholders may submit proposals and director nominations appropriate for shareholder action at the Company’s annual meeting consistent with the regulations of the Securities and Exchange Commission and the Company’s Code of Regulations. For proposals to be considered for inclusion in the proxy statement for the 2013 annual meeting, the Company must receive the proposal no later than December 28, 2012. In addition, the notice must meet all other requirements contained in the Company’s Code of Regulations, and must meet all SEC regulations. Such proposals must be directed to DCB Financial Corp, Attention: Corporate Secretary, 110 Riverbend Avenue, Lewis Center, OH 43035. If a shareholder intends to present a proposal for the 2013 annual meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by the Company by March 13, 2013, then the proxies designated by the Board of Directors of the Company for the 2013 annual meeting of shareholders may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

SHAREHOLDER COMMUNICATIONS

Shareholders of the Company may send communications to the Board of Directors through the Company’s office of Corporate Secretary, DCB Financial Corp, 110 Riverbend Avenue, Lewis Center, OH 43035. Communications sent by shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors or the appropriate committee, as soon as practicable.

OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters that may come before the Annual Meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing and which may properly come before the Annual Meeting.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Each shareholder of record will receive a separate mailing of the Notice Regarding Internet Availability of Proxy Materials and, at a later date, a copy of that Notice, a proxy, and a return envelope. Each shareholder of record desiring a printed copy of the proxy materials must request such shareholder’s own copy. Any shareholders presently sharing an address who are receiving multiple copies of the Proxy Statement and Annual Report, pursuant to a request for paper copies, and who would like to receive a single copy, and shareholders receiving a single copy who would like separate copies, may do so by directing their request to the Company in the manner provided in the Notice. Beneficial shareholders whose shares are held by a bank, broker or other holder of record should request information about document delivery from such record holder.

By Order of the Board of Directors of DCB Financial Corp

Ronald J. Seiffert

President and Chief Executive Officer

We urge you to vote your proxy electronically or via telephone, or by sending the Proxy card to: Vote Processing, 51 Mercedes Way, Edge Wood, NY 11717

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 14, 2012. Meeting Information DCB FINANCIAL CORP Meeting Type: Annual Meeting For holders as of: April 20, 2012 Date: June 14, 2012 Time: 3:00 PM EDT Location: 110 Riverbend Ave Lewis Center, OH 43035 For directions please call the Corporate Secretary at (740) 657-7810. You are receiving this communication because you hold shares in the above named company. DCB FINANCIAL CORP 110 RIVERBEND AVE This is not a ballot. You cannot use this notice to vote these LEWIS CENTER, OH 43035 shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important P26843 information contained in the proxy materials before voting. - See the reverse side of this notice to obtain M46945 proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEWor or RECEIVE: 1. Annual Report 2. Notice and Proxy Statement 3. Proxy Card How to View Online: Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 31, 2012 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special P26843 requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. - Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the M46946 box marked by the arrow XXXX XXXX XXXX available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items The Board of Directors recommends you vote “FOR” all of its nominees noted in the proxy statement: 1. Election of Directors Nominees: 01) Mark Shipps 02) Adam Stevenson The Board of Directors recommends you vote “FOR” the following proposal: 2. Ratification of Plante & Moran, PLLC as the company’s independent registered public accountant for the year ending December 31, 2012. 3. Such other business as may properly come before the meeting or any adjournment thereof. - P26843 M46947

M46948-P26843

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site DCB FINANCIAL CORP and follow the instructions to obtain your records and to create an electronic 110 RIVERBEND AVE voting instruction form. LEWIS CENTER, OH 43035 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M46942-P26843 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY DCB FINANCIAL CORP For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you number(s) of the nominee(s) on the line below. vote “FOR” all of its nominees noted in the ! ! ! proxy statement: 1. Election of Directors Nominees: 01) Mark Shipps 02) Adam Stevenson The Board of Directors recommends you vote “FOR” the following proposal: For Against Abstain 2. Ratification of Plante & Moran, PLLC as the company’s independent registered public accountant for the year ending ! ! ! December 31, 2012. 3. In the discretion of the proxy on such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement and Form of Proxy are available at www.proxyvote.com. M46943-P26843 Proxy For Annual Meeting of DCB Financial Corp THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned holder(s) of common shares of DCB Financial Corp (the “Company”) hereby constitutes and appoints the proxy committee designated by the Board of Directors of the Company the proxy of the undersigned, with full power of substitution, and resubstitution to attend the annual meeting of the shareholders of the Company to be held on June 14, 2012, at 3:00 P.M. local time at the Delaware County Bank and Trust Company Corporate Center, 110 Riverbend Avenue, Lewis Center, Ohio, and any adjournment or adjournments thereof, and to vote all of the common shares of the Company that the undersigned is entitled to vote at such annual meeting or at any adjournment or adjournments thereof on each of the proposals, which are described in the proxy statement. Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Company prior to the exercise of the proxy, or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instruction, the proxy will be voted “FOR” the election of the director nominees of the Board of Directors, “FOR” the ratification of the selection of Plante & Moran, PLLC and in the discretion of the proxy for any other business that properly comes before the meeting. All proxies previously given by the undersigned are hereby revoked. The undersigned acknowledges receipt of the Annual Report and Notice and Proxy Statement. Continued and to be signed on reverse side